                                                                  EXHIBIT 4.14.6

                            AMENDMENT NUMBER SEVEN
                                      TO
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

          This AMENDMENT NUMBER SEVEN TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of October 21, 1997, is entered into by and among CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("CerGro"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (CerGro, GGMC, and GSC are jointly and severally referred to herein as "Borrower"), on the one hand, and the financial institutions which are signatories hereto (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"), BT COMMERCIAL CORPORATION, a Delaware corporation, as agent ("Agent"), UNION BANK OF CALIFORNIA, N.A., A national banking association, as co-agent, and BANKBOSTON N.A. as co-agent, on the other hand, in light of the following facts:

                                   RECITALS

          A. The parties hereto have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994, as further amended by that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, which is undated but was executed in May of 1996, as further amended by that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of June 27, 1996, as further amended by that certain Amendment Number Five to Amended and Restated Loan and Security Agreement, dated as of September 30, 1996, and as further amended by that certain Amendment Number Six to Amended and Restated Loan and Security Agreement, dated as of April 7, 1997 (collectively, the "Agreement").

          B. Borrower represents that it is required to assist its retailers with their growth plans in order to secure Borrower's growth within its current membership. Further, Borrower represents that there are situations where, in obtaining a new member from another wholesaler, Borrower may be required to assume the such wholesaler's accommodations.

          C. Borrower has requested that Lenders agree to amend the Agreement regarding Borrower's Capital Expenditures and Accommodation Obligation covenants as set forth herein. In particular, with regard to Accommodation Obligations, Borrower has requested that Lenders agree to permit all sublease accommodations, exclude guarantees of debt from the accommodation basket and define such guarantees as debt to be included in any debt test, and allow lease guarantees in excess $5,000,000 basket be permitted if allowed for within the debt test.

          NOW THEREFORE, the parties hereto agree as follows:

                                   AGREEMENT

          1.   Defined Terms. All initially capitalized terms used but not
               -------------
defined herein shall have the meanings assigned to such terms in the Agreement.

          2.   Amendment to Section 6.13(b)(i). Section 6.13(b)(i) of the
               -------------------------------
Agreement is hereby deleted in its entirety and replaced with the following:

                    (i) Borrower's Capital Expenditures for such period shall not exceed an amount equal to the lower of: (A) Borrower's Consolidated annual allocation to depreciation reserves for such fiscal year calculated in accordance with GAAP and (B) Twelve Million Five Hundred Thousand Dollars ($12,500,000) or, for fiscal years 1997 and 1998 only, Sixteen Million Dollars ($16,000,000); and such foregoing amount plus the unused
                                                              ----
     amount of Capital Expenditures permitted for the immediately preceding fiscal year but not in excess of fifty percent (50%) of the permitted amount of Capital Expenditures for the immediately preceding fiscal year; and"

          3.   Amendment to Section 6.27(a). Section 6.27(a) of the Agreement is
               ----------------------------
hereby deleted in its entirety and replaced with the following:

     "Accommodation Obligations set forth on Schedule 6.27(a), attached hereto,
                                             ----------------
     and any refinancing, renewals, or extensions of such Accommodation Obligations on terms substantially similar to the original terms thereof; and, in addition, all Accommodation Obligations consisting of subleases; and"

          4.   Amendment to Section 6.27(b). Section 6.27(b) of the Agreement is
               ----------------------------
hereby deleted in its entirety and replaced with the following:

     "Accommodation Obligations with respect to obligations of other Persons that do not, in the aggregate, have scheduled payments in any of Borrower's fiscal years in excess of Five Million Dollars ($5,000,000), provided, however, that Accommodation Obligations consisting
                   -----------------
     of any lease guarantee in excess of $5,000,000 are permitted so long as the amount of any such lease guarantee will not cause a breach of and are permitted under any debt test of this Agreement, including, but not limited to, any test with regard to the Funded Debt Ratio; and"

          5.   Amendment 1 to Section 1.1. Section 1.1 of the Agreement is
               --------------------------
hereby amended by deleting the definition of "Accommodation Obligation" and replaced such definition with the following:

     "         "Accommodation Obligation" means, as applied to any Person and without duplication of amounts, any indebtedness, obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any lease, sublease, dividend, letter of credit, or other obligation ("primary obligation") of any other Person ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person (irrespective of whether contingent) (a) to purchase any such primary obligation or any Asset constituting direct or indirect security therefor,
     (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution, or otherwise) (i) for the purchase, repurchase, or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or to otherwise maintain the net worth, solvency, or other financial condition of the primary obligor, (c) to purchase or make payment for any Asset, security, service, or lease if primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term "Accommodation Obligation" shall
              --------  -------
     not include (i) endorsements of instruments for deposit or collection in the ordinary course of such Person's business, (ii) indemnities arising in the ordinary course of business, including indemnities arising in connection with the sale or other disposition of a Person's Assets or in connection with the incurrence of Debt, or (iii) guarantees of debt. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the maximum amount of a Person's liability with respect to the stated or determinable amount of the primary obligation for which such Accommodation Obligation is incurred, or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by Agents."

          6.   Amendment to Section 1.1. Section 1.1 of the Agreement is hereby
               -------------------------
amended by deleting the definition of "Debt" and replaced such definition with the following:

     "         "Debt" means, with respect to any Person, the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, or interest rate swaps; (c) all obligations of such Person to pay the deferred purchase price of Assets or services, exclusive of trade payables which are incurred in the ordinary course of such Person's business consistent with past practices; (d) all Capitalized Lease Obligations of such Person; (e) all obligations or liabilities of others secured by a Lien on any Asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such Asset; (f) all Accommodation Obligations with respect to Debt of another Person; and (g) guarantees of debt."

          7.   Amendment to Section 6.25. Section 6.25 of the Agreement is
               --------------------------
hereby amended by adding the following subsection (m) at the end of such
Section:

     "         (m) Borrower may incur Debt comprised of guarantees of debt so long as such Debt does not violate any term of this Agreement and such Debt comports with the covenants under Section 6.13 of this Agreement with regard to the Funded Debt Ratio."

          8.   Amendment to Schedule 6.27(a). Schedule 6.27(a) of the Agreement
               ------------------------------
is hereby amended by appending thereto Appendix 1-"Certified Grocers of California, Summary of Accommodations," appended hereto.

          9.   Conditions Precedent. The effectiveness of this Amendment is
               --------------------
subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

               (a) Agent shall have received this Amendment duly executed by Borrower and the Lenders.

               (b) Agent shall have received a consent and affirmation duly executed by each of CerGro, GGMC, and GSC indicating the consent by each such guarantor to the execution and delivery by Borrower of this Amendment and the affirmation of the continued effectiveness of each such guarantor's guaranty of the Obligations.

               (c) Agent shall have received payment of all Agent's Expenses incurred by Agent in connection with the negotiation, preparation and execution of this Amendment.

          10.  Counterparts; Effectiveness. This Amendment may be executed in
               ---------------------------
any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the fulfillment of all of the conditions set forth in Section 9 hereof.

          11.  Reaffirmation of the Agreement. Except as specifically amended by
               ------------------------------
this Amendment, the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California as of the date first hereinabove written.

                                            CERTIFIED GROCERS OF CALIFORNIA,
                                            LTD., a California corporation

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            GROCERS GENERAL MERCHANDISE
                                            COMPANY, a California corporation

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            GROCERS SPECIALTY COMPANY,
                                            a California corporation

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            BT COMMERCIAL CORPORATION,
                                            a Delaware corporation,
                                            individually and as Agent

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            BANKBOSTON, N.A.,
                                            individually and as Co-Agent

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            UNION BANK OF CALIFORNIA, N.A.,
                                            individually and as Co-Agent

                                            By
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            DG BANK DEUTSCHE
                                            GENOSSENSCHATFTSBANK,
                                            a German bank acting through
                                            its New York branch

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            DRESDNER BANK, AG,
                                            New York branch and
                                            Grand Cayman Branch, as a bank

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            NATIONAL BANK OF CANADA,
                                            a Canadian Chartered Bank,
                                            New York Branch

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            SANWA BANK CALIFORNIA,
                                            a California banking corporation

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            SANWA BUSINESS CREDIT
                                            CORPORATION, a Delaware corporation

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            THE SAKURA BANK, LIMITED,
                                            a Japanese bank acting through
                                            its Los Angeles agency

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------


                                            MANUFACTURERS BANK

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            CITY NATIONAL BANK,
                                            a national banking association

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                             CONSENT OF GUARANTORS

   Each of the undersigned, as a guarantor of the obligations of CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation ("CerGro"), GROCERS GENERAL MERCHANDISE COMPANY, a California corporation ("GGMC"), and GROCERS SPECIALTY COMPANY, a California corporation ("GSC") (CerGro, GGMC and GSC are collectively referred to herein as "Borrower"), arising out of that certain Amended and Restated Loan and Security Agreement, dated as of March 17, 1994, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of November 1, 1994, as further amended by that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of December 3, 1994, as further amended by that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, which is undated but was executed in May of 1996, as further amended by that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of June 27, 1996, as further amended by that certain Amendment Number Five to Loan and Security Agreement, dated as of September 30, 1996, and as further amended by that certain Amendment Number Six to Amended and Restated Loan and Security Agreement, dated as of April 7, 1997 (collectively, the "Agreement"), among BT Commercial Corporation, a Delaware corporation, Union Bank of California, N.A., a national banking association, BankBoston, N.A. (collectively, "Agents"), and the other lenders party thereto (collectively, "Lenders"), on the one hand, and Borrower, on the other hand, hereby acknowledges receipt of a copy of that certain Amendment Number Seven to Amended and Restated Loan and Security Agreement, dated as of October 21, 1997, among Agents, Lenders and Borrower, consents to the terms contained therein, and agrees that the Continuing Guaranty executed by each of the undersigned shall remain in full force and effect as a continuing guaranty of the obligations of Borrower owing to Agents and Lenders under the Agreement.

    Although Agents have informed us of the matters set forth above, and we have acknowledged same, we understand and agree that Agents have no duty under the Agreement, the Guaranties or any other agreement between us to so notify us or to seek an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transactions hereafter.

    IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed by their respective authorized officers as of October 21, 1997.

                                            CERTIFIED GROCERS OF CALIFORNIA,
                                            LTD., a California corporation

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            GROCERS GENERAL MERCHANDISE
                                            COMPANY, a California corporation

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                            GROCERS SPECIALTY COMPANY, a
                                            California corporation

                                            By
                                              ----------------------------------
                                            Title:
                                                  ------------------------------

                                  APPENDIX 1

                       CERTIFIED GROCERS OF CALIFORNIA

                           SUMMARY OF ACCOMMODATIONS

CERTIFIED GROCERS OF CALIFORNIA
SUMMARY OF ACCOMMODATIONS
AS OF AUGUST 30, 1997
                                                               SCHEDULE 6.27 (a)

                                      EXPIR'N             TOTAL       BT COMMERCIAL CORP.
                                        DATE                          PERMITTED     BASKET
                                      -----------------------------------------------------
CERTIFIED GROCERS OF CALIF., LTD.
GUARANTEES OF DEBT
    SAV MAX FOODS, INC.               5/15/99           3,800,000    3,800,000
    SUPER FOODS CENTERS                                 3,750,000                 3,750,000
                                                       ------------------------------------
TOTAL DEBT GUARANTEES                                   7,550,000    3,800,000    3,750,000
                                                       ------------------------------------

LEASE GUARANTEES
  PATRONS
    STUMP'S MKT.                      5/31/98              26,325*      26,325
    6386 DEL CERRO BLVD.
    SAN DIEGO, CA

    GARY-WILLCO                       4/30/02              62,487       62,487
    17305 E. VALLEY BLVD.
    LA PUENTE, CA

    BELL MARKETS                      2/28/09             196,211*     196,211
    3950 24th STREET
    SAN FRANCISCO, CA

    BELL MARKETS                      2/28/09             130,808*     130,808
    1390 SILVER AVE
    SAN FRANCISCO, CA

    MAR VAL                          12/31/08             120,960                   120,960
    55 HWY 26
    VALLEY SPRINGS, CA

    G & M CO. INC.                   10/31/07             110,000*     110,000
    11550 TELEGRAPH ROAD
    SANTA FE SPRINGS, CA

    FARM FRESH                       11/09/01             186,912      186,912
    1067 N. MT. VERNON AVE.
    COLTON, CA

                                                             SCHEDULE 6.27 (a)
CERTIFIED GROCERS OF CALIFORNIA
SUMMARY OF ACCOMMODATIONS
AS OF AUGUST 30, 1997

                                         EXPIR'N                      BT COMMERCIAL CORP.
                                          DATE          TOTAL        PERMITTED     BASKET
                                      -----------------------------------------------------
    SAVMAX FOODS, INC.                6/30/12          485,782*       485,782
    AUBURN BLVD.
    SACRAMENTO, CA

    SAVMAX FOODS, INC.                8/14/12          681,072*       681,072
    865 BLOSSOM HILL
    SAN JOSE, CA

    SAVMAX FOODS, INC.                8/14/12          509,448*       509,448
    699 LEWELLING
    SAN LEANDRO, CA

    SAVMAX FOODS, INC.                1/00/05          386,100*       386,100
    1610 E. HATCH ROAD
    CERES, CA

    SAVMAX FOODS, INC.                1/00/07          375,004*       375,004
    941 ALAMO DRIVE
    VACAVILLE, CA

    JOE NOTRICA, INC.                 4/14/98          180,835*       180,835
    AVALON CENTER
    CARSON, CA

    PW SUPERMARKETS                    7/1/17          378,846                     378,846
    OAKLAND/MURPHY AVE.
    SAN JOSE, CA

    PW SUPERMARKETS (PETRINI)          6/3/05          479,306        479,306
    4015 E. CASTRO VALLEY BLVD.
    CASTRO VALLEY, CA

    R RANCH MARKET, INC.              11/6/11
    310 E. MANCHESTER AVE.            THRU 12/31/97    220,716                     220,716
    LOS ANGELES, CA                   1/1/98 - 11/6/11

CERTIFIED GROCERS OF CALIFORNIA
SUMMARY OF ACCOMMODATIONS
AS OF AUGUST 30, 1997

                                      EXPIR'N             TOTAL       BT COMMERCIAL CORP.
                                        DATE                          PERMITTED     BASKET
                                      -----------------------------------------------------
    KV MART CO., INC.                 2/1/04              353,976                   353,976
    6820 DESOTO AVE.
    CANOGA PARK, CA

    KV MART CO., INC.                 11/1/11
    8723 SEPULVEDA BLVD.              THRU 7/1/98         212,664                   212,774
    LOS ANGELES, CA                   7/1/98-10/31/01
                                      10/31/01-10/31/06
                                      10/31/06-10/31/11
                                      10/31/11-11/30/16

    KV MART CO., INC.                 6/1/04              408,000                   408,000
    10721 ATLANTIC AVE.
    LYNWOOD, CA

    BERBERIAN ENTERPRISES             12/17/04            120,000                   120,000
    1421 E. WASHINGTON BLVD.
    PASADENA, CA

    MOLLIE STONE'S (PETRINI)          8/30/04             192,660      192,660
    22 BAYHILL SHOPPING CENTER
    SAN BRUNO, CA
                                                       ------------------------------------
TOTAL LEASE GUARANTEES                                  5,818,112    4,002,950    1,815,162
                                                       ------------------------------------

                               Schedule 6.27 (a)

CERTIFIED GROCERS OF CALIFORNIA
SUMMARY OF ACCOMMODATIONS
AS OF AUGUST 30, 1991

                                                                SCHEDULE 6.27(a)

                                      EXPIR'N             TOTAL       BT COMMERCIAL CORP.
                                        DATE                          PERMITTED     BASKET
                                      -----------------------------------------------------
SUBLEASES
    HYONG J & AIJA YOON               12/23/98             33,000       33,000
    156 E. BONITA AVE
    SAN DIMAS, CA

    VIEN DONG INC                      9/30/02            112,500      112,500
    6935 LINDA VISTA
    SAN DIEGO, CA.

    PW SUPER MKTS INC                  9/30/02             65,600       65,600
    2812 S. WHITE
    SAN JOSE, CA

    LEES PET CLUB INC                 11/30/98            172,550      172,550
    27451 HESPERIAN BLVD
    HAYWARD, CA

    HIRMEZ, ZUHAIR                     3/31/11             16,155       16,155
    4949 SANTA MONICA AVE
    SAN DIEGO, CA

    SANTA FE RANCH, INC.               4/30/01             27,500       27,500
    3350 PALM AVE
    SAN DIEGO, CA

    EL TIGRE, INC.                    12/31/00             44,000       44,000
    2909 CORONADO
    SAN DIEGO, CA

    STUMP'S MKT.                       2/28/02             80,538       80,538
    9625 CARLTON HILLS BLVD
    SANTEE, CA

    HALUM MKTS INC                    10/31/98
    49-765 HARRISON ST.               THRU 11/1/98         48,720       48,720
    COACHELLA, CA                     11/1/98-10/31/23

                                                               SCHEDULE 6.27 (a)

CERTIFIED GROCERS OF CALIFORNIA
SUMMARY OF ACCOMMODATIONS
AS OF AUGUST 30, 1997

                                      EXPIR'N             TOTAL       BT COMMERCIAL CORP.
                                        DATE                          PERMITTED     BASKET
                                      -----------------------------------------------------
    TONY'S CORP.                      10/31/99
    31840 ALVARADO BLVD.              THRU 11/1/99         71,430       71,430
    UNION CITY, CA                    11/1/99-10/31/99

    SCOLARIS OF CALIF.                9/30/02             124,630      124,630
    5170 HOLLISTER DR.
    SANTA BARBARA, CA

    PW SUPERMARKETS INC.              4/30/99             141,000      141,000
    3171 WALNUT AVE.
    FREMONT, CA.

    KOSHAN INC.                      3/10/99               10,259       10,259
    8025 VINELAND
    SUN VALLEY, CA

    STUMP'S MARKETS INC.             11/30/98              36,075       36,075
    3770 VOLTAIRE ST.
    POINT LOMA, CA

    PW SUPERMARKETS INC.             12/31/02
    2115 MORRILL AVE.                THRU 1/1/98           57,073       57,073
    SAN JOSE, CA                     11/1/98-12/31/02

    MAJOR MARKETS INC.               5/15/99              371,527      371,527
    845 S. MAIN ST.
    FALLBROOK, CA

    MAJOR MARKETS INC.               10/31/10             388,331      388,331
    1855 S. CENTER CITY
    ESCONDIDO, CA

    SAVMAX FOODS INC.                4/27/12              400,000      400,000
    4211 NORWOOD
    SACRAMENTO, CA

                                                               SCHEDULE 6.27 (a)

CERTIFIED GROCERS OF CALIFORNIA
SUMMARY OF ACCOMMODATIONS
AS OF AUGUST 30, 1997

                                      EXPIR'N             TOTAL       BT COMMERCIAL CORP.
                                        DATE                          PERMITTED     BASKET
                                      -----------------------------------------------------
    SAVMAX FOODS, INC.                7/31/05             413,984                   413,984
    3495 SONOMA BLVD.
    VALLEJO, CA

    JAX, APPLE MARKET #5                2012                212,814                   212,814
    4050 UNIVERSITY AVE.
    RIVERSIDE, CA

    PRO & FAMILY, INC.                6/30/16             168,088                   168,088
    600 BEAR MOUNTAIN BLVD.
    ARVIN, CA

    PROVO'S, INC.                     6/30/17             183,334                   183,334
    820 MAIN ST.
    DELANO, CA

    APPLE MARKET #102 (PETRINI)       2/28/11             117,428      117,428
    590 MORAGA RD.
    MORAGA, CA

    APPLE MARKET #103 (PETRINI)       7/1/10              144,000      144,000
    155 SAN MARIN DR.
    NOVATO, CA

    APPLE MARKET #101 (PETRINI)       12/31/97            200,012      200,012
    130 MARKETPLACE
    SAN RAMON, CA

    PAUL CHARON                       2/27/23             104,997                   104,997
    111 E. CENTRAL VAL. HWY.
    SHAFTER, CA
                                                       ------------------------------------
TOTAL SUBLEASE YEARLY RENTS                             3,745,545    2,662,328    1,083,217
                                                       ------------------------------------
                                                                             0
TOTAL ACCOMMODATIONS                                   17,113,657   10,465,278    6,648,379